UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/23/2009

Unitrin, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One East Wacker Drive, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 23, 2009, Unitrin, Inc. (the “Company”) entered into an Indemnification and Expense Advancement Agreement with each of its directors, including the directors who are also members of management, as permitted by the Delaware General Corporation Law. Under these agreements, the Company will, to the fullest extent authorized by applicable law, indemnify each director against expense, liability and loss reasonably incurred, and provide the director with advancement of defense costs, in connection with any proceeding resulting from an alleged action or inaction by the individual in his or her official capacity as a director or officer, or in another capacity while serving as a director or officer. The provisions of these agreements are substantially the same as the indemnification provisions applicable to the directors under the Company’s Amended and Restated Bylaws and Certificate of Incorporation, except that the agreements may not be amended or terminated without the written consent of the respective director.

The form of these agreements is attached hereto as Exhibit 99.01.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.01: Form of Indemnification and Expense Advancement Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: March 27, 2009	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President, General Counsel & Secretary

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